Exhibit 107

Calculation of Filing Fee Tables

Form S-8
(Form Type)

Ralliant Corporation
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.01 per share	Other	5,000,000	$47.63	$238,150,000.00	0.00015310	$36,460.77
Other	Interest in the Ralliant Retirement Savings Plan	Other	Indeterminate(4)	N/A(5)	N/A(5)	N/A(5)	N/A(5)
Total Offering Amounts							$36,460.77
Total Fee Offsets							–
Net Fee Due							$36,460.77

(1)	This Registration Statement on Form S-8 (this “Registration Statement”) covers the issuance of 5,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), of Ralliant Corporation that may be acquired by the Ralliant Retirement Savings Plan in connection with a participant’s election to invest a portion of his or her interest in such plan in a fund that invests in Common Stock.

(2)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock of Ralliant Corporation that become issuable under the Ralliant Retirement Savings Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock of Ralliant Corporation.

(3)	Estimated solely for purpose of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per unit and maximum aggregate offering price are based on the reported average of the high and low prices of Common Stock as reported on the New York Stock Exchange on June 26, 2025 in the “when-issued” trading market as reported on the New York Stock Exchange (rounded up to the nearest cent).

(4)	Pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate number of plan interests to be offered or sold pursuant to the Ralliant Retirement Savings Plan.

(5)	Pursuant to Rule 457(h)(2) under the Securities Act, no separate fee is required to register plan interests.